                                                                   EXHIBIT 10.20




Robert Bartlett
Executive Vice President, Chief Financial Officer and Treasurer
Engage, Inc.
100 Brickstone Square
Andover, MA 01810

May 10, 2002

RE: ENGAGE, INC. -- LETTER AGREEMENT WITH ROBERT BARTLETT
    -----------------------------------------------------

Dear Bob:

         This letter summarizes the terms under which you will work at Engage, Inc. ("Engage" or the "Company") in connection with the transition of your duties to a successor, your participation in the final wind-down of the media unit of Engage, the payment of a bonus, and the provision of a severance payment at the conclusion of your employment with the Company. This letter replaces and supercedes any and all prior discussions and conversations, whether written or oral, regarding the matters discussed herein. Provided that you are not terminated for Cause (as such term is defined in Section 5(a) hereof), you satisfy the duties described herein, and you sign the Company's severance documentation that the form of which is provided in the appendix to this letter agreement, the Company will pay you the sums as described below. By signing and returning this letter, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth herein.

         1. ON-GOING CFO RESPONSIBILITIES. You agree that you will continue to perform your tasks and responsibilities as Executive Vice President, Chief Financial Officer ("CFO") and Treasurer of Engage, including without limitation the supervision of and participation in forecasting, budgeting, final wind-down of Engage's media unit and the work you regularly perform in your capacity as CFO and Treasurer, as well as any task reasonably required of you in connection with any transition of your duties and responsibilities to a successor CFO and Treasurer. You shall continue to report to and take direction and receive assignments from the Chief Executive Officer of Engage.

         2. RETENTION BONUS. In the event that your employment with the Company continues during the period beginning on the date hereof and ending at the close of business on (i) October 31, 2002, or (ii) thirty (30) days following the start date of a new CFO, whichever date occurs first (the "Retention Period"), you shall receive a cash payment in the amount of $50,000, less applicable taxes and withholding (the "Retention Bonus"). The Retention Bonus will be paid to you after the expiration of the Retention Period and within 30 days of your execution and non-revocation of the release, attached hereto as APPENDIX A (the "Release"), of any and all claims you may have against the Company and its officers, employees, directors, parents and affiliates.

You understand and agree that the payment of the Retention Bonus called for by this Section 2 is contingent on your execution and non-revocation of the Release.

         In the event that your employment is terminated by the Company prior to the expiration of the Retention Period for a reason other than Cause, the Company shall pay to you the Retention Bonus after the Termination Date (as such term is defined in Section 5(b) hereof) and within 30 days of your execution and non-revocation of the Release. You understand and agree that the payment of the Retention Bonus called for by this Section 2 is contingent on your execution and non-revocation of the Release.

         Notwithstanding anything to the contrary in this Section 2, you shall be ineligible to receive the Retention Bonus if you are terminated for Cause prior to the expiration of the Retention Period.

         Your current 401(k) contributions will continue through the Termination Date and the employer match portion of your 401(k) account will vest in accordance with the Company's 401(k) Summary Plan Description.

         3. SEVERANCE PAYMENT. In the event that your employment is terminated by the Company for a reason other than for Cause, either prior to or after the expiration of the Retention Period, you shall receive, as severance pay, a cash payment in an amount equal to (i) 8 weeks of your then current base wages, plus (ii) one (1) week of your then current base wages for every completed six (6) months of continuous service to the Company, less, in each case, applicable taxes and withholding (collectively, the "Severance Payment"). You acknowledge that your start date shall be deemed to be 6/21/99 (which was your start date with an affiliated company of Engage). The Severance Payment will be made to you within 30 days of your execution and non-revocation of the Release, of any and all claims you may have against the Company and its officers, employees, directors, parents and affiliates. You understand and agree that the payment of the Severance Payment called for by this Section 3 is contingent on your execution and non-revocation of the Release (the execution of such Release shall not occur prior to the Termination Date). Notwithstanding anything to the contrary in this letter agreement, you shall be ineligible to receive the Severance Payment if you are terminated for Cause.

         4. SOLE REMEDY. The payments to you of the amounts payable under Sections 2, 3, and 4, together with payment of up to 80 hours of accrued but unused vacation time, if any, and reimbursement of valid business expenses, shall constitute the sole remedy by you in the event of a termination of your employment by the Company for a reason other than Cause, during the Retention Period.

         5. DEFINITIONS. For purposes of this letter agreement, the following terms shall have the following meanings:

                  (a) "Cause" shall mean a good faith finding by the Company of: (i) your commission of any act involving fraud, embezzlement, theft, misrepresentation, dishonesty or moral turpitude; (ii) your indictment for the commission of a material crime on the basis of alleged facts of such a serious nature that the Company has reasonable cause to believe that you cannot effectively discharge your duties and responsibilities, or your indictment for the commission of a material business related crime; (iii) any gross misconduct by you, including material insubordination; (iv) failure by you to materially perform the duties of your position; (v) any material breach by you of this agreement, the Nondisclosure and Developments Agreement between you and the Company dated September 29, 2000 and the Non-Competition Agreement between you and the Company dated September 29, 2000; or (vi) disclosure by you to any third party of any component of the terms of this confidential letter agreement, except for disclosure made by you to your legal, accounting, tax or financial advisors, to members of your immediate family, or to any federal, state or local governmental agency.

                  (b) "Termination Date" shall mean your last day on the payroll of the Company.

         6. NOT AN EMPLOYMENT CONTRACT. This letter agreement does not constitute a guarantee of employment or contract of employment and your employment may be terminated by you or the Company at any time and for any reason.

         7. CONFIDENTIALITY. You acknowledge that the existence and terms of this letter agreement are confidential. You agree not to disclose the existence or terms of this agreement to any other person, other than to your immediate family members, legal counsel, accountants, tax return preparer, financial planner, or to any federal, state, or local government agency, each of which shall be informed of the confidentiality obligations imposed by this agreement. Notwithstanding the foregoing, you may disclose the existence but not the terms of this agreement to a prospective employer, provided that such prospective employer shall be informed of the confidentiality obligations imposed by this agreement.

         8. AMENDMENT. This letter agreement may be amended or modified only by a written instrument executed by both the Company and you.

         9. GOVERNING LAW. This letter agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit or other legal matter arising under or relating to any provision of this letter agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and you each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this letter agreement.

         10. SUCCESSORS AND ASSIGNS. This letter agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations to you are personal and shall not be assigned by you.

         11. WAIVERS. No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         12. CAPTIONS. The captions of the sections of this letter agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this letter agreement.

         13. SEVERABILITY. In case any provisions of this letter agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

By signing below, you acknowledge that you have carefully read this letter agreement and the document attached as APPENDIX A and understand and agree to all of their terms. Please return one signed copy of this letter agreement to me.

Sincerely,

/s/ Christopher Cuddy
------------------------
Christopher Cuddy
Chief Executive Officer


ACCEPTED:


/s/ Robert Bartlett                                   May 10, 2002
--------------------------------                      -----------------------
Robert Bartlett                                       Date



Enclosures

cc:      Daniel Carroll, Esq. (w/ encl.)
         George McMillan (w/ encl.)
         Edward Bennett (w/ encl.)

                                   APPENDIX A

______________, 2002

Robert Bartlett
Executive Vice President, Chief Financial Officer and Treasurer
Engage, Inc.
100 Brickstone Square
Andover, MA 01810



Dear Bob:

         In connection with the termination of your employment with Engage, Inc. ("Engage" or the "Company") on ___________, 2002, and pursuant to your letter agreement of May 10, 2002 (the "May Letter Agreement") with Engage, you are eligible to receive the retention and severance benefits described in the "Description of Retention and Severance Benefits" attached to this letter as ATTACHMENT A if you sign and return this letter agreement to Jill Buckley, Director of Human Resources, in the enclosed envelope by _________, 2002 (the "Return Date") By signing and returning this letter, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered sections below, including the release of claims set forth in Section 4. Therefore, you are advised to consult with your attorney before signing this letter and you may take up to twenty-one (21) days from the date of this letter to do so. If you sign this letter, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it. If you do not so revoke, this letter will become a binding agreement between you and the Company upon the expiration of the seven (7) day revocation period.

         If you choose not to sign and return this letter agreement by the Return Date, you shall not receive any retention bonus or severance benefits from the Company. You will, however, receive payment on your termination for up to 80 hours of unused vacation time, if any, accrued through the Termination Date (as such term is defined in Section 1 herein). Also, regardless of whether you sign this letter, you may elect to continue receiving group health insurance pursuant to the federal "COBRA" law, 29 U.S.C. ss. 1161 ET SEQ, providing you fulfill all enrollment and participation requirements. If you elect COBRA and choose to sign this letter and do not revoke it within the seven (7) day revocation period, Engage will cover the cost of the medical portion for one additional month after your Termination Date. All premium costs thereafter shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. All other benefits, including life insurance and long term disability, will cease upon your Termination Date. Further, pursuant to the Company's stock option plan(s), you will have up to one month after your Termination Date to exercise any vested options to purchase Engage stock that you may have, as provided for by the plan(s). All unvested options will be cancelled on the Termination Date.

         As part of the May Letter Agreement, you are eligible to receive the Severance Benefits and Retention Bonus, as such terms are defined and described below.

         If, after reviewing this letter agreement with your attorney, you find the terms and conditions are satisfactory to you, you should sign and return this letter to Jill Buckley in the enclosed envelope by the Return Date.

         The following numbered sections set forth the terms and conditions which will apply if you timely sign and return this letter agreement and do not revoke it within the seven (7) day period:

1. TERMINATION DATE -- Your effective date of termination from the Company is __________, 2002 (the "Termination Date").

2. DESCRIPTION OF SEVERANCE BENEFITS -- The severance benefits (the "Severance Benefits") to be paid to you if you timely sign and return this letter are described in the "Description of Retention and Severance Benefits" section attached as ATTACHMENT A.

3. DESCRIPTION OF RETENTION BONUS -- The retention bonus (the "Retention Bonus")to be paid to you if you timely sign and return this letter is described in the "Description of Retention and Severance Benefits" section attached as ATTACHMENT A.

4. RELEASE -- In consideration of the payment of the severance benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 ET SEQ., the Americans With Disabilities Act of 1990, 42 U.S.C., ss. 12101 ET SEQ., the Family and Medical Leave Act, 29 U.S.C. ss. 2601 ET SEQ., and the Massachusetts Fair Employment Practices Act., M.G.L. c.151B, ss. 1 ET SEQ., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. ss. 1681 ET SEQ., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss. 1001 ET SEQ., the Worker Adjustment and Retraining Notification Act,

         29 U.S.C. ss. 2101 ET SEQ., the Massachusetts Civil Rights Act, M.G.L.
         c.12 ss. ss. 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, ss. 102 and M.G.L. c.214, ss. 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, ss. 1 ET SEQ., the Massachusetts Privacy Act, M.G.L. c. 214, ss. 1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149, ss. 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

5. NON-DISCLOSURE AND NON-COMPETITION AND NON-SOLICITATION -- You acknowledge and reaffirm your obligation to keep confidential all non-public information concerning the Company which you acquired during the course of your employment with the Company, as stated more fully in the Nondisclosure and Developments Agreement between you and the Company dated September 29, 2000 you executed at the inception of your employment which remains in full force and effect. You further acknowledge and reaffirm your obligations under the Non-Competition Agreement between you and the Company dated September 29, 2000 you previously executed for the benefit of the Company at the inception of your employment which also remains in full force and effect.

6. RETURN OF COMPANY PROPERTY -- You confirm that you have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles and any other Company-owned property in your possession or control and have left intact all electronic Company documents, including but not limited to those which you developed or help develop during your employment. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company's name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

7. NON-DISPARAGEMENT -- You understand and agree that as a condition for payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition. The Company agrees that it shall use reasonable efforts to preclude those of its officers and employees privy to the terms of this agreement from making any false, disparaging or derogatory statements about you as an officer and employee of the Company to any third party. The Company further agrees that pursuant to its current policy, responses to direct inquiries regarding your employment with the Company or separation from employment shall be limited to confirmation of your name, position(s), and dates of employment.

8. AMENDMENT -- This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

9. WAIVER OF RIGHTS -- No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

10. VALIDITY -- Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

11. CONFIDENTIALITY -- You understand and agree that as a condition for payment to you of the severance benefits herein described, the terms and contents of this letter agreement, and the contents of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.

12. NATURE OF AGREEMENT -- You and the Company understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of you, the Company, or any other person.

13. ACKNOWLEDGMENTS -- You acknowledge that you have been paid all wages and other compensation due and owing through the Termination Date and that you have been paid for any and all unused vacation that has been accrued through the Termination Date. You acknowledge and understand that you shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this letter agreement and its attachment.

         You further acknowledge that you have been given at least twenty-one
         (21) days to consider this letter agreement, including ATTACHMENT A, and that the Company advised you to consult with an attorney of your own choosing prior to signing this letter agreement. You understand that you may revoke this letter agreement for a period of seven (7) days after you sign this letter agreement, and the letter agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. You understand and agree that by entering into this letter agreement you are waiving any and all rights or claims you might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.

15. VOLUNTARY ASSENT -- You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this letter agreement with an attorney. You further state and represent that you have carefully read this letter agreement, including ATTACHMENT A, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

16. APPLICABLE LAW -- This letter agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

17. ENTIRE AGREEMENT -- This letter agreement, including ATTACHMENT A, and the May Letter Agreement and its appendix contain and constitute the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, writings in connection therewith. Nothing in this section, however, shall modify, cancel or supersede your obligations set forth in Section 5 herein.

         If you have any questions about the matters covered in this letter, please call your Human Resources department.


                                    Very truly yours,

                                    ENGAGE, INC.



                                    By: ________________________________
         Jill Buckley
                                         Director, Human Resources


         I hereby agree to the terms and conditions set forth above and in the Description of Retention and Severance Benefits, attached hereto as ATTACHMENT
A. I have been given at least twenty-one (21) days to consider this agreement and I have chosen to execute this on the date below. I intend that his letter agreement, including ATTACHMENT A, become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.


--------------------------------            ------------------------------

Robert Bartlett                                               Date


To be returned in the enclosed envelope by the Return Date

                                  ATTACHMENT A

                 DESCRIPTION OF RETENTION AND SEVERANCE BENEFITS



Provided that you return an executed copy of this letter agreement to the Company by the Return Date and do not revoke the agreement within the seven (7) day revocation period, you will receive the severance benefits described below:

         1. SEVERANCE PAY. Engage will pay you eight (8) weeks base wages plus one week's base wages for every completed six month period of continuous service to Engage (equivalent to $ 53,846.24), less all applicable taxes and withholdings (the "Severance Pay"). Your start date shall be deemed to be 6/21/99, which was your start date with an affiliated company of Engage.


         2. COBRA. Engage will cover the cost of your medical insurance for one month beyond your Termination Date, provided that you elect insurance continuation under the terms of COBRA. You should consult the COBRA materials to be provided by the Company for details regarding these benefits.


         3. RETENTION BONUS. The Retention Bonus to be paid to you is the amount of $50,000, less applicable taxes and withholding.


         The Severance Pay and Retention Bonus shall be paid to you within 30 days of your execution and non-revocation of this letter agreement.